SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2008 (July 28, 2008)
SIRIUS SATELLITE RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	0-24710 (Commission File Number)	52-1700207 (I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 584-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Share Lending Agreements
As previously announced, on July 28, 2008, we agreed to lend Morgan Stanley Capital Services, Inc. an aggregate of 188,399,978 shares of our common stock, par value $0.001 per share (the “Common Stock”) and to lend UBS AG, London Branch an aggregate of 74,000,005 shares of Common Stock. Each of the share lending agreements will terminate on or about the maturity date of the 7% Exchangeable Senior Subordinated Notes due 2014 issued by XM Satellite Radio Inc. (the “Notes”), or, if earlier, the date as of which the entire principal amount of Notes ceases to be outstanding as a result of exchange, repayment, repurchase, or otherwise. The share lending agreement with Morgan Stanley Capital Services, Inc. is guaranteed by Morgan Stanley.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS SATELLITE RADIO INC.
By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: August 4, 2008

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